CELSIUS, INC. EXECUTIVE SEVERANCE PAY PLAN AND SUMMARY PLAN DESCRIPTION (Effective ___________ __, 202_) INTRODUCTION Celsius, Inc. (“Company”) establishes this Celsius, Inc. Executive Severance Pay Plan (the “Plan”) to assist eligible employees of the Company and its Affiliates whose employment is involuntarily terminated under certain circumstances. This Plan is, and is intended to be, an “employee welfare benefit plan” as defined in Section 3(1) of ERISA. It is not a funded plan; any benefits under the Plan shall be paid from the general assets of Company or an Affiliate. Employees have no right to or interest in any specific assets or accounts of Company or an Affiliate, even if amounts are credited to the accounts designated to be used for the payment of severance benefits. PLAN BENEFITS A. General Eligibility for Plan Benefits An Executive (defined below) whose principal place of employment is in the United States of America and who (1) is involuntarily terminated, without Cause (defined below), from employment with the Company or an Affiliate, or (2) terminates employment with the Company or an Affiliate for Good Reason (defined below) (Eligible Employees), may be eligible for Severance Benefits (described below) under this Plan. Involuntary termination does not occur where an Executive remains employed with, or rejects (except as provided below) an offer of employment with, the Company or an Affiliate (or any successor to the Company or an Affiliate), or a purchaser of stock or assets of the Company, an Affiliate or any business unit or division of the Company or an Affiliate, whether or not the terms and conditions of employment, including wages and benefits, are comparable to the employee’s employment with the Company or an Exhibit 10.3 2 Affiliate or whether or not the employee subsequently voluntarily or involuntarily terminates such employment at any time, provided, if the employment offered to Executive reduces Executive’s base salary or performance bonus opportunity, in existence immediately prior to Executive’s termination of employment, Executive’s rejection of such offer of employment will constitute an involuntary termination under this Plan. No Executive who is offered and refuses a job or position with at least the same base salary or performance bonus opportunity in existence immediately prior to Executive’s termination of employment will be eligible for Severance Benefits, unless the offer requires relocation to a facility that is more than 50 miles from both the individual’s home and current place of work. Severance Benefits will not be paid under any other circumstances including, but not limited to: the employee resigning prior to the employee’s designated Termination Date or a termination of employment on account of death, disability, retirement, performance, misconduct, commission of a misdemeanor or felony, or violation of any policy of the Company or an Affiliate. B. Conditions for Severance Benefits An Eligible Employee who meets the general eligibility requirements of this Plan set forth above will be eligible for Severance Benefits only if the Eligible Employee: 1. returns by his/her designated Termination Date all property and materials of the Company and its Affiliates (Company Property), and 2. executes an agreement and release in such form as the Plan Administrator requires (“Release Agreement”) within such period as is specified by the Release Agreement, and, if the Release Agreement permits a period of revocation, the Eligible Employee does not revoke the Release Agreement within the revocation period. If the Eligible Employee does not execute the Release Agreement within the period permitted or revokes the Release Agreement after executing it in accordance with the Release Agreement, the Eligible Employee shall not be eligible for benefits, the offer of Severance Benefits is rescinded and no Severance Benefits will be paid or provided, and Exhibit 10.3 3 3. timely executes and returns any other required materials or property that the Plan Administrator reasonably requests. C. Severance Benefits Severance Benefits consist of Severance Pay and Health Coverage, as follows: 1. Severance Pay. Each Eligible Employee’s Severance Pay shall be calculated as follows: a. The sum of (A) one (1) times the sum of (x) the Eligible Employee’s Base Pay (as defined below) plus (y) 100% of the Eligible Employee’s target annual bonus for the year in which the Eligible Employee’s Termination Date occurs and (B) a prorated amount of the Eligible Employee’s target annual bonus for the year in which the Eligible Employee’s Termination Date occurs, such proration to be equal to the length of the Eligible Employee’s employment with the Company in the year in which the Eligible Employee’s Termination Date occurs, prior to such Termination Date, less b. the amount paid dollar for dollar to an Eligible Employee in a situation where advance notice of employment loss is required by the federal Worker Adjustment and Retraining Notification (WARN) Act and/or any state or local law that is similar to the federal WARN Act, or both, where the Eligible Employee performs no productive work, as well as by any amount that must be paid to the Eligible Employee under any government mandated severance requirement that does not prohibit offset, less c. Any outstanding debt owed to Company or an Affiliate. An Eligible Employee’s Severance Pay will in no event be reduced to less than $100 under this paragraph. 2. Health Coverage. Each Eligible Employee who is eligible for “COBRA” coverage under the Company’s group health plan and makes a timely election to purchase COBRA coverage, will receive a Company-subsidy for the COBRA health (medical and dental) coverage elected for the Eligible Employee and those dependents covered under the Company's group health plan as of the Eligible Employee’s Termination Date, such Company-subsidy to be in the form of a single, lump sum cash payment that is equivalent to the cost of COBRA coverage for a twelve (12) month period. Notwithstanding any provision in this Plan to the contrary, in the event an employee is entitled to any contractual severance or other separation pay, such as under an employment Exhibit 10.3 4 agreement or other individual or group severance plan, policy or agreement (except for eligibility for severance benefits under the Plan), the employee shall be ineligible to receive any benefits under the Plan, except to the extent the Plan or an existing or future plan, policy or agreement with the Company provides better terms on any one or more provisions, then this Plan, or the other plan, policy or agreement that provides the better terms shall govern, but only to the extent of the provisions that provide the better terms. Further notwithstanding the foregoing, the Plan Administrator may, as it deems appropriate, in its sole and absolute discretion, authorize Severance Benefits in an amount different (greater or less) from the guideline amounts. The Plan Administrator may, in its sole and absolute discretion, waive or modify, with respect to one or more classes of employees, the eligibility requirements for Severance Benefits or modify the method of calculating Severance Benefits. D. Payment and Taxation of Severance Pay Severance Pay, and, if applicable, the COBRA-subsidy payment, will be paid, as a lump sum, and mailed within ten (10) days after the effective date of a Release Agreement. All Severance Pay and the COBRA equivalent under this Plan will be treated as “wages” for the purposes of state and federal employment taxes and, as such, subject to withholding and other payroll taxes, authorized and such other deductions as may be required by law. Notwithstanding anything contained herein to the contrary, if an Eligible Employee’s Release Agreement provides for a review period and, if applicable, revocation period that could end on or after December 20th of the calendar year in which his or her Termination Date occurs, then the Severance Pay and COBRA equivalent payment will not be paid earlier than January 2nd of the immediately following calendar year. Exhibit 10.3

5 E. Code Section 409A Compliance It is the Company’s intent that amounts paid under this Plan will not constitute “deferred compensation” as that term is defined under Section 409A of the Code and the regulations promulgated thereunder (“Code Section 409A”). However, if any amount paid under this Plan is determined to be “deferred compensation” within the meaning of Code Section 409A and compliance with one or more of the provisions of this Plan causes or results in a violation of Code Section 409A, then such provision will be interpreted or reformed in the manner necessary to achieve compliance with Code Section 409A. In no event may an Eligible Employee, directly or indirectly, designate the calendar year of payment. In the event that any payment to an Eligible Employee hereunder is not exempt from Code Section 409A, then, notwithstanding anything contained herein to the contrary, such Eligible Employee shall not be considered to have terminated employment with the Company or an Affiliate unless he or she would be considered to have incurred a “termination of employment” from the Company or an Affiliate within the meaning of Treasury Regulation §1.409A-1(h)(1). F. Definitions 1. Affiliate. Affiliate means the Company and any other entity that is under common control with the Company (as determined in accordance with the definition of such terms contained in Section 414(b), (c), (m) or (o) of the Code), but with respect only to periods of time during which such controlled group status or common control status exists. 2. Base Pay. Base Pay means the regular base salary or wages in effect for the Eligible Employee on the Eligible Employee’s Termination Date and does not include bonuses, commissions, overtime, or other earnings. One week of Base Pay is annual Base Pay divided by 52. 3. Board. The Board of Directors of the Company. Exhibit 10.3 6 4. Cause. For termination by the Company of Executive’s employment with the Company, Cause means any of the following: (a) An action or omission of Executive which constitutes a material breach of, or failure or refusal (other than by reason of Executive’s disability) to perform Executive’s material duties which is not cured within fifteen (15) days after receipt by Executive of written notice of same; (b) Executive’s fraud, embezzlement, or misappropriation of funds in connection with Executive’s performance of services for the Company; (c) Executive’s conviction of any crime which involves dishonesty, moral turpitude or any felony; (d) Gross negligence of Executive in connection with the performance of Executive’s material duties for the Company, which is not cured within fifteen (15) days after written receipt by Executive of written notice of same; (e) If Executive is a party to an Executive Change in Control and Indemnity Agreement with the Company, violation by Executive of Article 4 of such Agreement; otherwise, violation by Executive of any similar covenants to which Executive is subject under any other agreement with the Company; or (f) The entry by a court of competent jurisdiction of permanent injunctive or other declaratory relief prohibiting or determining that Executive’s service as an officer, director or employee of the Company, as the case may be, violates a prior agreement between Executive and a prior employer of Executive. Termination of Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to Executive a copy of a resolution duly adopted by the affirmative vote of the Board after the expiration of applicable notice, hearing and cure provisions. 5. Code. The Internal Revenue Code of 1986, as amended. 6. ERISA. The Employment Retirement Income Security Act of 1974, as amended. 7. Plan Administrator. The Plan Administrator shall be Company or such committee as may be appointed by the Board to serve as the Plan Administrator. If a committee is appointed, any action by the committee shall be by majority vote if its members are three or more; otherwise any such action shall be by unanimous vote. Exhibit 10.3 7 8. Executive means an active employee of the Company or an Affiliate who is employed in one of the following positions with the Company: Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief of Staff, Chief Supply Chain Officer, Chief Commercial Officer, Chief Legal Officer, Senior Vice President, Human Resources, and Senior Vice President, Strategy, with such changes or additions as the Company’s Human Resources and Compensation Committee may make from time to time. 9. Good Reason. For termination by Executive of Executive’s employment, Good Reason means the occurrence (without Executive’s express written consent) of any one of the following acts by the Company or failures by the Company to act: (a) a reduction in Executive’s Base Pay or performance bonus opportunity; (b) any material breach by the Company of any material provision of any agreement between Executive and the Company; (c) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform any agreement between Executive and the Company in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (d) an adverse change in Executive’s title, authority, duties, or responsibilities (other than temporarily while Executive is physically or mentally incapacitated or as required by applicable law); or (e) an adverse change in the reporting structure applicable to Executive. “Good Reason” for Executive’s termination of employment will exist only if (i) Executive gives written notice to the Company of the Executive’s intention to terminate the Executive’s employment on account of a Good Reason, with the notice stating in detail the particular act or acts or the failure or failures to act that constitute the grounds on which Executive’s Good Reason termination is based and given within six (6) months of the occurrence of the act or acts or the failure or failures to act which constitute the grounds for Good Reason, (ii) the Company fails to cure the conduct within sixty (60) days following receipt of Executive’s written notice, and (iii) Executive terminates employment with the Company effective not later than sixty (60) days after the end of the Company’s cure period. 10. Termination Date. The Eligible Employee’s Termination Date will be such date as is designated by the Company. Exhibit 10.3 8 THE CLAIMS PROCESS A. Submission of Claims Any claims concerning eligibility, participation, benefits or other aspects of this Plan must be submitted in writing and directed to the Plan Administrator. Except as provided below, from the date a claim is received, the Plan Administrator has sixty days in which to review the claim to determine whether or not benefits are payable in accordance with the terms and conditions of this Plan or ERISA. B. Additional Time to Process a Claim If the Plan Administrator requires additional time to process a claim because of special circumstances, the Plan Administrator, in its sole discretion, may extend the period an additional sixty days. The Plan Administrator must notify the employee in writing of any such extension prior to the expiration of the sixty-day period commencing from the date the Plan Administrator first received written submission of the claim. If additional information is required to make a determination on the claim, the employee will receive a written request specifying the nature of the information needed and an explanation as to why it is needed. C. No Response to Claim If the employee is not notified of the status of the claim within sixty days from the date it is received by the Plan Administrator and the employee has not been notified that an extension is required to review the claim, the employee may request a review of the claim by following the procedures set out below for denial of a claim. Exhibit 10.3

9 D. Denial of Benefits If the claim is partially or wholly denied, the Plan Administrator will provide a written denial to the employee no later than sixty days from receipt of the claim request (or 120 days if an extension is required). The written denial will include (1) the specific reason or reasons for the adverse determination; (2) reference to the specific Plan provisions on which the determination is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA § 502(a) following an adverse benefit determination on review (as described below). E. Claims Review Procedure The employee may request in writing to the Plan Administrator a review of the denied claim within sixty days of receipt of such denial. Such written request must contain an explanation as to why the employee is seeking a review. If such request is not received within sixty days, the employee will be deemed to have waived his or her right to a review by the Plan Administrator. In preparation for filing such a request for review, the employee or his or her duly authorized representative may review pertinent Plan documents and employment records, and as part of the written request for review, may submit issues and comments concerning the claim. Once the Plan Administrator receives a request for review, a prompt review of the claim will take place. Upon completion of the review, the Plan Administrator will notify the employee in writing of the decision, referencing Plan provisions that affect the decision. The Plan Administrator has sixty days from receipt of the request for review to notify the employee of its Exhibit 10.3 Celsius, Inc. Executive Severance Pay Plan and Summary Plan Description 10 decision unless special circumstances require an extension of time in which case the Plan Administrator, in its sole discretion, may extend the period an additional sixty days. If an extension is required, the Plan Administrator must notify the employee in writing of any such extension prior to the expiration of the sixty-day period commencing from the date the Plan Administrator received the request for review. In the event that the Plan Administrator confirms the denial of the claim, in whole or in part, a written notice will set forth, in a manner calculated to be understood by the employee, (i) the specific reason(s) for upholding the denial, (ii) specific reference to the Plan provision(s) on which the denial is based, (iii) a statement that the employee is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the employee’s claim for benefits (as defined under ERISA), and (iv) a statement of the employee’s right to bring an action under ERISA Section 502(a). No legal action for benefits under the Plan may be brought until this claims procedure has been exhausted as provided in this Plan and applicable law. MISCELLANEOUS PROVISIONS A. Termination, Changes to and Interpretation of the Plan The Company reserves the right to amend, modify or terminate all or part of this Plan at any time without prior notice or consideration to any employee with regard to such changes, except that the Company will not reduce any benefits for employees who have prior to such amendment, modification or termination become entitled to benefits as a result of a qualifying termination of employment and executed a Release Agreement. Upon discontinuance of participation by a Company Affiliate, its employees shall no longer be Eligible Employees. Any such amendment, Exhibit 10.3 Celsius, Inc. Executive Severance Pay Plan and Summary Plan Description 11 modification or termination will be adopted by the Board or such other person or committee that has been delegated authority by the Board to amend, modify or terminate the Plan. The Plan Administrator has the power and authority to interpret the Plan and to exercise its discretion in carrying out such power and authority. Without limitation of the foregoing, the Plan Administrator shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear, implied or omitted terms in any fashion the Plan Administrator deems appropriate in its sole and exclusive judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo review if challenged in court, by arbitration or any other forum, and shall be upheld unless clearly arbitrary or capricious. The Plan Administrator’s prior exercise of any of its authority with respect to the Plan shall not obligate it to exercise its authority in a like fashion thereafter, whether or not under similar circumstances. If the Plan Administrator determines that any Plan provision does not accurately reflect its intended meaning, as determined by the Plan Administrator in its sole and exclusive judgment, the provision will be considered ambiguous and will be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Plan Administrator in its sole and absolute discretion. The Plan Administrator, without the need for the Company’s approval, may amend the Plan retroactively to cure any such ambiguity. This Section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator. All actions taken and all determinations made in good faith by the Plan Administrator will be final and binding upon all persons claiming any interest in or under the Plan. Exhibit 10.3 12 B. Exclusive Severance Plan This Plan supersedes any and all prior plans, policies, practices or arrangements regarding the subject matter hereof; other than the terms of any written employment agreement or contract entered into, or which may hereafter be entered into, between an employee, the Company and/or an Affiliate. C. No Right to Continued Employment Nothing in this Plan shall be deemed an agreement, consideration, inducement or condition of employment, nor shall the rights or obligations of the Company or any Affiliate, or any employee employed by the Company or an Affiliate, to continue or terminate employment at any time be affected by this Plan. D. No Right to Assign Benefit No employee shall have the right to alienate, assign, commute or otherwise encumber his or her Severance Benefits under this Plan for any purpose whatsoever, and any attempt to do so shall be disregarded completely as null and void. E. The Effective Date of the Plan This Plan will be effective as of ____________, 202_. F. Summary Plan Description The Plan and the Summary Plan Description are a combined document. Exhibit 10.3

Celsius, Inc. Executive Severance Pay Plan and Summary Plan Description 13 ERISA REQUIRED INFORMATION Plan Name: Celsius, Inc. Executive Severance Pay Plan and Summary Plan Description Effective Date: The Plan is effective _____________ 1, 202_. Plan Sponsor: Celsius, Inc. 2424 N. Federal Hwy., Suite 208 Boca Raton, FL 33431 Tel.: _____________ Plan Administrator: Celsius, Inc. 2424 N. Federal Hwy., Suite 208 Boca Raton, FL 33431 Tel.: ____________ Plan Sponsor Identification Number _____________________ Plan Number: 5XX Type of Plan: Unfunded welfare benefit severance plan Type of Administration: The Plan is administered directly by the Plan Administrator and its delegate(s). Plan Year: (basis on which Plan records are kept) Calendar Year Agent for Service of Legal Process: Name: _____________ Address: Celsius, Inc. 2424 N. Federal Hwy., Suite 208 Boca Raton, FL 33431 Tel.: _______________ Contribution Source: Celsius, Inc. and/or its affiliates pay all amounts required to provide severance and other benefits under the Plan directly from its or their general assets. Exhibit 10.3 Celsius, Inc. Executive Severance Pay Plan and Summary Plan Description 14 STATEMENT OF ERISA RIGHTS As a participant in the Celsius, Inc. Executive Severance Pay Plan and Summary Plan Description you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (ERISA). ERISA provides that all Plan participants shall be entitled to: A. Receive Information About Your Plan and Benefits  Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, including a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.  Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies. B. Continue Group Health Plan Coverage  Continue group health care coverage for you, your spouse or dependents if there is a loss of coverage under the group health plan as a result of a qualifying event. You or your dependents may have to pay for such coverage. Please note that this summary plan description only addresses the allocation of costs for COBRA coverage and not the rules governing your COBRA continuation coverage rights— such rules can be found in the summary plan description and the documents governing the group health plan. C. Prudent Actions by Plan Fiduciaries  In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA. D. Enforce Your Rights Exhibit 10.3 15  If your claim for a welfare (severance) benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.  Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within thirty days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that the Plan fiduciaries misuse the Plan’s money (if any) or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim or lawsuit is frivolous. E. Assistance with Your Questions  If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. IN WITNESS WHEREOF, this Plan, effective as of ____________, 202_, is hereby approved by its authorized officer of Celsius, Inc., below, on behalf of Celsius, Inc., this __ day of ________, 202_. Celsius, Inc. By: ______________________________________ Name/Title: _______________________________ Exhibit 10.3